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                                                                Exhibit 23(b)

                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (Amendment No. 1) of our report dated January 16, 2001 relating to the financial statements for the year ended December 31, 2000, which appears in Citigroup Global Markets Holdings Inc.'s (formerly Salomon Smith Barney Holdings Inc.) Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PRICEWATERHOUSECOOPERS LLP

New York, New York
June 27, 2003